© 2018 Tempur Sealy International, Inc. “Success is strengthening our Iconic Brands while driving higher ROIC through focused execution” Tempur Sealy International, Inc. (TPX) 1

© 2018 Tempur Sealy International, Inc. Forward-Looking Statements: This investor presentation contains “forward-looking statements” within the meaning of federal securities laws. Please review carefully the cautionary statements and other information included in the appendix under “Forward looking Statements”. Non-GAAP Financial Information: This presentation includes non- GAAP financial measures. Please refer to the footnotes and the explanations about such non-GAAP financial measures, including reconciliations to the corresponding GAAP financial measures, in the appendix at the end of this presentation. Footnotes: Please refer to the footnotes at the end of this presentation. Tempur Sealy International, Inc. (TPX) 2 “Success is strengthening our Iconic Brands while driving higher ROIC through focused execution” • Strong global brands serving all price points • Omni-channel distribution balanced between wholesale and direct to consumer • Global manufacturing foot print • Structural growth industry, with high ROIC and robust free cash flow • Industry is relatively concentrated in US and fragmented globally

© 2018 Tempur Sealy International, Inc. • Develop the most innovative bedding products in all the markets we serve • Invest significant marketing dollars to promote our worldwide brands • Optimize worldwide distribution to be where consumers want to shop • Drive increases in EBITDA(1)(7) 3 Delivering Shareholder Value Focus on long-term initiatives:

© 2018 Tempur Sealy International, Inc. Growing Global Mattress Industry • US mattress sales grew at a 7% CAGR and Non-US mattress sales grew at a 4% CAGR since 2009, driven by consumer shift to higher priced mattresses and population growth • Tempur Sealy is at the center of global trend toward higher quality and more innovation, driving average selling prices • Tempur Sealy is a market leader in North America but relatively low market share Internationally 4 $4.4 $4.6 $5.0 $5.5 $5.7 $6.2 $6.7 $7.1 2009 2010 2011 2012 2013 2014 2015 2016 US WHOLESALE MATTRESSES(2) 7% CAGR $13.2 $14.6 $16.5 $16.7 $17.4 $18.2 $17.1 $17.6 2009 2010 2011 2012 2013 2014 2015 2016 NON-US WHOLESALE MATTRESSES(3) 4% CAGR WHOLESALE MARKET SIZE $32 B(4) International $22 B North America $10 B

BRANDS AND PRODUCTS 5

© 2018 Tempur Sealy International, Inc. Tempur Sealy Has Well Established Global Brands • Brands are complementary and fully cover the market • Tempur-Pedic is the premium market leader 6

TEMPUR+SEALY

Complementary Brands

	Percentage of Revenue[4]	
TEMPUR-PEDIC®	50%	**Tempur-Pedic** Nothing precisely adapts, supports and aligns like Tempur-Pedic for life-changing sleep
STEARNS & FOSTER®	20%	**Stearns & Foster** Finest beds made with exceptional materials and unparalleled craftsmanship
Sealy / COCOON by Sealy	30%	**Sealy** Featuring Posturepedic Technology™ providing support that's right for you **Cocoon by Sealy** (Bed in a Box) Your bed, your way

7

© 2018 Tempur Sealy International, Inc.

TEMPUR+SEALY

Complete Portfolio of Products

TEMPUR MATERIAL



TEMPUR BREEZE®





TEMPUR ADAPT™

HYBRID



SEALY HYBRID®



STEARNS & FOSTER®

INNERSPRING



STEARNS & FOSTER®



SEALY RESPONSE®

MEMORY FOAM



SEALY CONFORM®

COCOON BY SEALY (BED IN A BOX)



OTHER SPECIALTY



ADJUSTABLE BASES



PILLOWS

8

© 2018 Tempur Sealy International, Inc.

© 2018 Tempur Sealy International, Inc.9 The most integrated product offering in the brand’s history… …to improve SKU productivity and increase unit market share TEMPUR-PEDIC 2018

© 2018 Tempur Sealy International, Inc.10

© 2018 Tempur Sealy International, Inc.11 SEALY HYBRID 2018 Leveraging the Best of Both Worlds. Sealy’s coolest hybrid utilizing the latest in Posturepedic Technology.

© 2018 Tempur Sealy International, Inc.12 TEMPUR-Adapt™ Pillows • Pillows with Premium Knit Covers with New Cooling Technology • Streamlined, upgraded range of Adjustable Bases Supporting Tempur-Pedic, Stearns & Foster, and Sealy Bedding System New Adjustable Bases and Pillows: Tempur Sealy Adjustable Bases EASE TEMPUR-PEDIC ERGO TEMPUR-PEDIC ERGO EXTEND

© 2018 Tempur Sealy International, Inc. 23 North American Facilities 35 International Facilities Wholly owned and Joint Venture Joint Venture Licensee 13 Global Manufacturing Foot Print Tempur-Pedic Facility

TEMPUR + SEALY

Flexible Operating Model with a Variable Cost Structure[4]

- Tempur Sealy's total cost structure is highly variable; approximately 75% in total
- Tempur Sealy cost structure can be quickly aligned with sales trends

COST OF GOODS SOLD


Fixed ~15%
~10% of total costs
Variable ~85%
~55% of total costs

OPERATING EXPENSES


Fixed ~45%
~15% of total costs
Variable ~55%
~20% of total costs

14

© 2018 Tempur Sealy International, Inc.

© 2018 Tempur Sealy International, Inc. Global Manufacturing Foot Print • North American and International operating models support demand • Driving for operational improvements on key metrics like product quality and on-time delivery • Record Adjusted Gross Margin despite significant volume deleverage 15 CONSOLIDATED NET SALES & ADJUSTED GROSS MARGIN(6) $ in millions Please Note: GAAP gross margin in 2015, 2016, and 2017 was 40.7%, 41.2%, and 42.2%, respectively 40.9% 41.7% 42.7% $771 $771 $648 $400 $600 $800 40.0% 41.0% 42.0% 43.0% 4Q 2015 4Q 2016 4Q 2017

LATEST RESULTS 16

© 2018 Tempur Sealy International, Inc. Fourth Quarter Highlights(5) • Tempur-Pedic Sales In North America Increased 19% Excluding Mattress Firm • Direct Sales in North America Increased 56% • International Sales Increased 10% • Adjusted gross margin expanded 100 basis points versus prior year THREE MONTHS ENDED DECEMBER 31 17 4Q 2017 4Q 2016 %Change %Change Constant Currency(1) Net Sales $648.2 $771.1 -15.9% -17.0% Net Income 48.4 51.9 -6.7% -7.9% EPS 0.88 0.92 -4.3% -5.4% EBITDA(1)(7) 105.3 125.0 -15.8% -16.7% (in millions, except percentages and per common share amounts) Adjusted Net Income(1)(6) $43.4 $66.5 -34.7% -35.6% Adjusted EPS(1)(6) 0.79 1.18 -33.1% -33.9% Adjusted EBITDA(1)(7) 112.3 137.9 -18.6% -19.4%

© 2018 Tempur Sealy International, Inc. Full Year 2017 Highlights • Full Year Financial Results at High End of Guidance Range • North American Sales Increased 9% excluding Mattress Firm TWELVE MONTHS ENDED DECEMBER 31 18 2017 2016 %Change %Change Constant Currency(1) Net Sales $2,754.4 $3,128.9 -12.0% -12.0% Net Income 151.4 190.6 -20.6% -19.5% EPS 2.77 3.19 -13.2% -11.9% EBITDA(1)(7) 401.7 505.7 -20.6% -20.8% Adjusted Net Income(1)(6) $175.2 $242.4 -27.7% -26.9% Adjusted EPS(1)(6) 3.20 4.05 -21.0% -20.0% Adjusted EBITDA(1)(7) 448.5 521.6 -14.0% -14.2% (in millions, except percentages and per common share amounts)

© 2018 Tempur Sealy International, Inc. E-commerce & Call Center Worldwide Direct Business Company-Owned Stores 19 $ in millions NORTH AMERICA DIRECT CHANNEL North America Direct Channel grew 56% in the fourth quarter 2017 Direct Wholesale Direct Wholesale NORTH AMERICAN SALES CHANNEL INTERNATIONAL SALES CHANNEL $58 $121 $- $50 $100 $150 2016 2017

© 2018 Tempur Sealy International, Inc.20 US Company Owned Stores • 24 Stores Currently Open • Average Sales per Store in 2017 of Approximately $2.2M • New Stores have a payback of approximately 6 to 9 months(4)

© 2017 Tempur Sealy International, Inc. 2.98x 3.60x 3.91x 3.50x 4Q 15 4Q16 4Q17 Target LEVERAGE(6) Debt Structure • We expect to pay down debt to enter a normalized range for leverage • Then consider share repurchase program / acquisition • Leverage ratio target: 3.5x with a range of 3.0x to 4.0x • Fixed rate debt represent ~60% of total debt; capital structure contains long dated maturities • About $227 million remaining on share repurchase authorization as of February 2018 Rating Agency Ratings • S&P: BB as of February 2017 • Moody’s: Ba3 as of September 2017 Term Loan A 5.625% Senior Notes 5.500% Senior Notes 21 $30 $38 $53 $435 $450 $600 2018 2019 2020 2021 2022 2023 2024 2025 2026 MANDATORY MATURITY PROFILE(9)

NEAR TERM OUTLOOK

© 2018 Tempur Sealy International, Inc. Growing Revenues in North America • Increased velocity of our products in our current customers • Increased balance of share with current customers • Increased presence of new retailers in markets that are currently underpenetrated • Capture fair share of direct-to-consumer business on the internet and a relatively limited number of company-owned stores Growth strategy, key recapture methods: 23

© 2018 Tempur Sealy International, Inc. 2018 Targets and Near Term Priorities 2018 Financial Targets (8) and Assumptions Adjusted EBITDA(1)(7) $450 to $500 M Capital Expenditures $65 to $75 M Depreciation & Amortization $110 to $120 M Interest Expense $90 to $95 M U.S. Federal Tax Rate Range 26% to 28% Share Count 55 M Target Debt to EBITDA(1)(7) 3.5x 24 Long-Term Goals • Develop the most innovative bedding products in all the markets we serve • Invest significant marketing dollars to promote our worldwide brands • Optimize worldwide distribution to be where consumers want to shop • Drive increases in EBITDA(7)

© 2018 Tempur Sealy International, Inc. Thank you for your interest in Tempur Sealy International For more information please email: investor.relations@tempursealy.com 25

26 APPENDIX

Aspirational Plan(10)  On August 7, 2017, the Company implemented a new Aspirational Program in the form of performance restricted stock units tied to challenging performance targets. This Aspirational Program builds on the challenging goals and the structure established in our original Aspirational Program adopted in 2015, with slightly revised performance goals and new performance periods, as we align the management team around our new aspirational targets following the termination with our largest customer • Performance restricted stock units (“PRSUs”) for approximately $1.6 million shares of the Company’s common stock have been granted to over 150 employees • PRSUs will vest based on adjusted EBITDA(7) performance measured on a rolling 4 quarter basis during two performance periods -- 2018 and 2019 (“Period 1”) and 2020 (“Period 2”) • If the minimum performance target is met for the applicable period, awards become payable shortly after the applicable Period. If an officer or employee leaves for any reason prior to vesting, all of his or her PRSUs will be forfeited, subject to certain limited exceptions ~20% of total costs ~15% of total costs (adjusted EBITDA $ in millions) For more information please refer to the Company’s Form 8-K filed on August 7, 2017 % of Total Grant of PRSUs That Will Vest Adjusted EBITDA January 1, 2018 – December 31, 2019 (Period 1) ≥ $650 100% $600 66% < $600 0%  Measured quarterly on a trailing four quarter period  If an award is earned in Period 1 the program ends, subject to a change of control provision  If an award is not earned in Period 1, then ½ of the award lapses and ½ of the award remains available for vesting based on performance in Period 2  Prorated based on performance between $600 & $650, but is only payable at the end of the respective period Achievement Schedule 27

Forward-Looking Statements This investor presentation contains "forward-looking statements," within the meaning of the federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this presentation, the words "estimates," "expects," "guidance," "anticipates," "projects," "plans," "proposed," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding adjusted EBITDA, capital expenditures, depreciation and amortization, interest expense, tax rate and share count for 2018 and performance generally for 2018 and subsequent periods, expectations regarding the Company’s plans in 2018 with respect to product launches, price increases and expansion of its omnichannel strategy and the Company’s strategy to recapture market share in the U.S., and expectations regarding the Company’s target leverage ratio, share repurchase program and the capital allocation strategy and expectations regarding the ability to reduce costs in a reduced sales or recession scenario. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company's capital structure and debt level; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company's gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company's business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company's reported earnings; consumer acceptance of the Company's products; industry competition; the efficiency and effectiveness of the Company's advertising campaigns and other marketing programs; the Company's ability to increase sales productivity within existing retail accounts and to further penetrate the Company's retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; changes in demand for the Company's products by significant retailer customers; the Company's ability to expand brand awareness; the Company’s ability to expand distribution either through third parties or through direct sales; the Company's ability to continuously improve and expand its product line and successfully roll out new products, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company's operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or investigation proceedings and outstanding litigation; changing commodity costs; the effect of future legislative or regulatory changes; and disruptions to the implementation of the Company's strategic priorities and business plan caused by abrupt changes in the Company's senior management team and Board of Directors. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this investor presentation, including the risk factors discussed under the heading "Risk Factors" under ITEM 1A of Part 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Note Regarding Historical Financial Information: In this investor presentation we provide or refer to certain historical information for the Company. For a more detailed discussion of the Company’s financial performance, please refer to the Company’s SEC filings. Note Regarding Trademarks, Trade Names and Service Marks: TEMPUR®, Tempur-Pedic®, the TEMPUR-PEDIC & Reclining Figure Design®, TEMPUR-Cloud®, TEMPUR-Choice®, TEMPUR-Weightless®, TEMPUR-Contour™, TEMPUR-Rhapsody™, TEMPUR-Flex®, THE GRANDBED BY TEMPUR-PEDIC®, TEMPUR-Simplicity®, TEMPUR-Ergo®, TEMPUR-UP™, TEMPUR-Neck™, TEMPUR-Symphony™, TEMPUR-Comfort™, TEMPUR-Traditional™, TEMPUR-Home™, SEALY®, SEALY POSTUREPEDIC®, STEARNS & FOSTER®, COCOON by Sealy™ and OPTIMUM® are trademarks, trade names or service marks of Tempur Sealy International, Inc. and/or its subsidiaries. All other trademarks, trade names and service marks in this presentation are the property of the respective owners. Limitations on Guidance: The guidance included herein is from the Company’s press release and related earnings call on February 22, 2018. The Company is neither reconfirming this guidance as of the date of this investor presentation nor assuming any obligation to update or revise such guidance. See above. 28

Footnotes 1. This is a non-GAAP financial measure. Please refer to “Use of Non-GAAP Financial Measures and Constant Currency Information”. 2. According to 2016 Mattress Industry Report of Sales & Trends provided by the International Sleep Products Association (“ISPA”). 3. CSIL World Mattress Report, 2016 (Top 44 Markets Mattress Consumption). 4. Management estimates. 5. Based on the Company's results for fiscal 2017 and fiscal 2016, as applicable. All amounts presented for 2016 reflect revisions to correct certain immaterial errors related to a subsidiary in Latin America. For more information please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2017. 6. Adjusted net income, adjusted EPS, adjusted gross margin, leverage, and leverage ratio are non-GAAP financial measures. Please refer to the “Use of Non-GAAP Financial Measures and Constant Currency Information” beginning on slide 30 for more information regarding the definition of these non-GAAP financial measures, including the adjustments from the corresponding GAAP information. 7. EBITDA and adjusted EBITDA are a non-GAAP financial measures. Please refer to the "Use of Non-GAAP Financial Measures and Constant Currency Information" beginning on slide 30 for more information regarding the definitions of EBITDA and adjusted EBITDA, including the adjustments from the corresponding GAAP information. Amounts shown for 2018 financial targets on slide 24 represents management estimates of adjusted EBITDA performance based on the Company’s guidance provided on February 22, 2018. Please refer to “Forward-Looking Statements” and “Limitations on Guidance” on slide 28. The Company notes that it is unable to reconcile this forward-looking non-GAAP financial measure to GAAP net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP net income in 2018 but would not impact adjusted EBITDA. These items that impact comparability may include restructuring activities, the impact of the termination of contracts with Mattress Firm, foreign currency exchange rates, income taxes, and other items. The unavailable information could have a significant impact on the Company's full year 2018 GAAP financial results. 8. Based on the Company’s 2018 financial targets provided in the press release dated February 22, 2018 and the related earnings call on February 22, 2018. Please refer to “Forward-Looking Statements” and “Limitations on Guidance”. 9. Based on debt outstanding at December 31, 2017. For more information please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2017. 10. For more information about the aspirational plan and the terms of the aspirational PRSUs, please refer to the Company’s SEC filings. In addition, please refer to “Forward Looking Statements”. 29

Use of Non-GAAP Financial Measures and Constant Currency Information In this investor presentation and certain of its press releases and SEC filings, the Company provides information regarding adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, and consolidated funded debt less qualified cash and leverage ratio which are not recognized terms under U.S. GAAP and do not purport to be alternatives to net income and earnings per share as a measure of operating performance or an alternative to total debt. The Company believes these non-GAAP measures provide investors with performance measures that better reflect the Company's underlying operations and trends, including trends in changes in margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments management makes to derive the non-GAAP measures include adjustments to exclude items that may cause short-term fluctuations in the nearest GAAP measure, but which management does not consider to be the fundamental attributes or primary drivers of the Company's business, including costs associated with the termination of Mattress Firm in 2017, costs associated with a Latin American subsidiary, legal settlements, a senior notes offering in the second quarter of 2016 and other costs. The Company believes that exclusion of these items assists in providing a more complete understanding of the Company's underlying results from continuing operations and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company's business, to evaluate its consolidated and business segment performance compared to prior periods and the marketplace, to establish operational goals and management incentive goals, and to provide continuity to investors for comparability purposes. Limitations associated with the use of these non-GAAP measures include that these measures do not present all of the amounts associated with the Company’s results as determined in accordance with GAAP and these non-GAAP measures should be considered supplemental in nature and should not be construed as more significant than comparable measures defined by GAAP. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. For more information regarding the use of these non-GAAP financial measures, please refer to the Company’s SEC filings. Constant Currency Information In this presentation the Company refers to, and in other communications with investors the Company may refer to, net sales or earnings or other historical financial information on a "constant currency basis," which is a non-GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior corresponding period's currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance. EBITDA and Adjusted EBITDA A reconciliation of the Company's GAAP net income to EBITDA and adjusted EBITDA is provided on slide 31. Management believes that the use of EBITDA and adjusted EBITDA provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period. Leverage Consolidated funded debt less qualified cash to adjusted EBITDA, which the Company may refer to as leverage, is provided on slide 32 and is calculated by dividing consolidated funded debt less qualified cash, as defined by the Company’s senior secured credit facility, by adjusted EBITDA. The Company provides this as supplemental information to investors regarding the Company’s operating performance and comparisons from period to period, as well as general information about the Company's progress in reducing its leverage. Adjusted Net Income and Adjusted EPS A reconciliation of the Company's GAAP net income to adjusted net income and a calculation of adjusted EPS are provided on slide 33. Management believes that the use of adjusted net income and adjusted EPS also provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period. 30

Adjusted EBITDA Reconciliation

(in millions)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Trailing Twelve Months Ended December 31, 2017
GAAP Net income	$ 48.4	$ 51.9	$ 151.4
Interest expense, net	31.8	26.6	108.0
Income taxes	(0.3)	26.6	47.7
Depreciation and amortization	25.4	19.9	94.6
EBITDA	105.3	125.0	401.7
Adjustments			
Customer termination charges (1)	-	-	34.3
Restructuring costs (2)	-	7.8	-
Latin American subsidiary charges (3), (4)	6.6	5.1	9.1
Other Costs (5)	0.4	-	3.4
Adjusted EBITDA	$ 112.3	$ 137.9	$ 448.5

Notes

(1) Adjusted EBITDA excludes $34.3 million of charges related to the termination of the relationship with Mattress Firm. This amount represents the $25.9 million of net charges related to the termination of the relationship with Mattress Firm, and adds the net amortization impact of $8.4 million of stock-based compensation benefit incurred in the first quarter of 2017.

(2) Restructuring costs represents costs associated with headcount reduction, store closures and costs related to the early termination of certain leased facilities.

(3) In the fourth quarter of 2017, the Company recorded $14.0 million of charges associated with a Latin American subsidiary. Operating income includes $5.1 million of restructuring charges, which relate to the wind down of certain operations, leadership termination charges and professional fees, as well as $1.3 million of non-income tax charges. Interest expense includes $7.4 million of charges, comprised of $3.4 million of interest expense on non-income tax obligations, $2.0 million of interest expense for financing arrangements and $2.0 million of interest expense on accelerated customer collections. Other expense, net includes $0.2 million of other charges. The Company also revised its financial statements for the fourth quarter of 2016 to record $11.5 million of charges associated with this subsidiary. As revised, operating income includes $4.1 million of charges related to misstatements of accounts receivable and accounts payable and $1.0 million of non-income tax obligations. Interest expense includes $6.4 million of charges, comprised of $1.8 million of interest expense on non-income tax obligations and $4.6 million of interest expense on accelerated customer collections.

(4) In 2017, the Company recorded $25.7 million of charges associated with a Latin American subsidiary. Operating income includes $5.1 million of restructuring charges, which relate to the wind down of certain operations, leadership termination charges and professional fees, as well as $3.8 million of non-income tax charges. Interest expense includes $16.6 million of charges, comprised of $8.3 million of interest expense on non-income tax obligations, $6.3 million on financing arrangements and $2.0 million of interest expense for accelerated customer collections. Other expense, net includes $0.2 million of other charges. The Company also revised its financial statements for the fourth quarter of 2016 to record $11.5 million of charges associated with this subsidiary. As revised, operating income includes $4.1 million of charges related to misstatements of accounts receivable and accounts payable and $1.0 million of non-income tax obligations. Interest expense includes $6.4 million of charges, comprised of $1.8 million of interest expense on non-income tax obligations and $4.6 million of interest expense on accelerated customer collections.

(5) In 2017, the Company incurred $3.4 million in other costs. In the fourth quarter of 2017, the Company incurred $0.4 million in costs associated with an early lease termination. Additionally, the Company incurred $3.0 million in charges for hurricane-related costs and a customer's bankruptcy.

For additional information regarding the calculations above please refer to the Company's annual report on Form 10-K for the year ended December 31, 2017.

31

Leverage Reconciliation

(in millions, except ratio)	4Q 15	4Q16	4Q17
Total debt[1]	$ 1,479.6	$ 1,901.0	$ 1,762.5
Plus: Letters of credit outstanding	19.8	23.0	23.1
Consolidated funded debt	1,499.4	1,924.0	1,785.6
Less: Domestic qualified cash[2]	121.8	12.7	18.4
Less: Foreign qualified cash[2]	19.3	31.8	14.1
Consoldiated funded debt less qualified cash	$ 1,358.3	$ 1,879.5	$ 1,753.1
Adjusted EBITDA[3]	$ 455.8	$ 521.6	$ 448.5
Leverage	**3.0x**	**3.6x**	**3.9x**

Notes

(1) Balance sheet amounts are as of the end of the referenced quarter.

(2) Qualified cash as defined in the Company's senior secured credit facility equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.

(3) Represents Adjusted EBITDA for the trailing twelve-month period ended with the referenced quarter. A reconciliation of GAAP net income to Adjusted EBITDA with respect to the twelve-month period ended with the referenced quarter is set forth below.

($ in millions)	4Q 15	4Q16	4Q17
GAAP net income	$ 64.5	$ 190.6	$ 151.4
Loss on extinguishment of debt		47.2	-
Interest expense, net	102.5	91.6	108.0
Income tax provision	125.4	86.8	47.7
Depreciation and amortization	93.9	89.5	94.6
EBITDA	$ 386.3	$ 505.7	$ 401.7
Adjustments	69.5	15.9	46.8
Adjusted EBITDA	$ 455.8	$ 521.6	$ 448.5

For additional information regarding the calculations above please refer to the Company's annual report on Form 10-K for the year ended December 31, 2017.

32

Adjusted Net Income and Adjusted EPS

(in millions, except per share amounts)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016
GAAP net income	$ 48.4	$ 51.9
Latin American subsidiary charges [(1)]	14.0	11.5
Other costs [(2)]	0.4	-
Restructuring costs [(3)]	-	8.3
Stock compensation benefit [(4)]	-	(3.8)
Tax adjustments [(5)]	(19.4)	(1.4)
Adjusted net income	43.4	66.5
Adjusted earnings per common share, diluted	$ 0.79	$ 1.18
Diluted shares outstanding	54.8	56.5

Notes

(1) In the fourth quarter of 2017, the Company recorded $14.0 million of charges associated with a Latin American subsidiary. Operating income includes $5.1 million of restructuring charges, which relate to the wind down of certain operations, leadership termination charges and professional fees, as well as $1.3 million of non-income tax charges. Interest expense includes $7.4 million of charges, comprised of $3.4 million of interest expense on non-income tax obligations, $2.0 million of interest expense for financing arrangements and $2.0 million of interest expense on accelerated customer collections. Other expense, net includes $0.2 million of other charges. The Company also revised its financial statements for the fourth quarter of 2016 to record $11.5 million of charges associated with this subsidiary. As revised, operating income includes $4.1 million of charges related to misstatements of accounts receivable and accounts payable and $1.0 million of non-income tax obligations. Interest expense includes $6.4 million of charges, comprised of $1.8 million of interest expense on non-income tax obligations and $4.6 million of interest expense on accelerated customer collections.

(2) In 2017, the Company incurred $3.4 million in other costs. In the fourth quarter of 2017, the Company incurred $0.4 million in costs associated with an early lease termination. Additionally, the Company incurred $3.0 million in charges for hurricane-related costs and a customer's bankruptcy.

(3) Restructuring costs represents costs associated with headcount reduction, store closures and costs related to the early termination of certain leased facilities.

(4) Stock compensation benefit represents the fourth quarter change in estimate to reduce accumulated performance-based stock compensation amortization to actual cost based on financial results for the year ended December 31, 2016.

(5) Adjusted income tax provision represents adjustments associated with the aforementioned items and other discrete income tax events. In the fourth quarter of 2017, the Company recorded a net income tax benefit of $23.8 million in accordance with the adoption of the U.S Tax Cut and Jobs Act of 2017. This is comprised of a $69.7 million deferred tax benefit related to the reduction in the U.S. income tax rate, net of a one-time tax charge for transition tax on foreign subsidiary earnings of $45.9 million.

For additional information regarding the calculations above please refer to the Company's annual report on Form 10-K for the year ended December 31, 2017.

33

34 Adjusted Gross Margin Consolidated Margin Consolidated Margin Consolidated Margin Net sales $648.20 $771.10 $770.80 Gross profit 273.3 42.2% 317.5 41.2% 313.5 40.7% Adjustments (1) 3.2 3.7 2.1 Adjusted gross profit 276.5 42.7% 321.2 41.7% 315.6 40.9% (1) For additional information regarding the calculations above please refer to the Company's annual report on Form 10-K for the year ended December 31, 2017. 4Q 2017 4Q 2016 4Q 2015 Adjustments include restructuring costs primarily related to the early termination of certain leased facil ities, and restructuring charges, which relate to the wind down of certain operations, leadership termination charges and professional fees associated with a Latin American subsidiary.